UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CenterPoint Energy, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Your Vote Counts! *Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. Smartphone users Point your camera here and vote without entering a control number For complete information and to vote, visit www.ProxyVote.com Control # V34906-P05179 *Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. BROADRIDGE CORPORATE ISSUER SOLUTIONS P.O. BOX 1342 BRENTWOOD, NY 11717 CENTERPOINT ENERGY, INC. 2024 Annual Meeting Vote by April 25, 2024 11:59 PM ET. For shares held in a Plan, vote by April 23, 2024 11:59 PM ET. You invested in CENTERPOINT ENERGY, INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on April 26, 2024. Get informed before you vote View the Notice and Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 12, 2024. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. Vote in Person at the Meeting* April 26, 2024 9:00 a.m. CT Auditorium 1111 Louisiana Street Houston, Texas 77002

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THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters.

	Voting Items	Board Recommends
1.	Election of Directors	
	Nominees:	
1a.	Wendy Montoya Cloonan	For
1b.	Earl M. Cummings	For
1c.	Barbara J. Duganier	For
1d.	Christopher H. Franklin	For
1e.	Raquelle W. Lewis	For
1f.	Thaddeus J. Malik	For
1g.	Theodore F. Pound	For
1h.	Ricky A. Raven	For
1i.	Phillip R. Smith	For
1j.	Barry T. Smitherman	For
1k.	Jason P. Wells	For
2.	Ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for 2024.	For
3.	Approve the advisory resolution on executive compensation.	For
4.	Shareholder proposal relating to setting additional interim and long-term Scope 3 emissions goals.	Against

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V34907-P05179